EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 22 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: December 15, 2017

Glencore AG

By:	/s/ Andreas Hubmann
Name:	Andreas Hubmann
Title:	Director

By:	/s/ David Streule
Name:	David Streule
Title:	Officer

Glencore International AG

By:	/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

By:	/s/ Robin Scheiner
Name:	Robin Scheiner
Title:	Officer

Glencore plc

By:	/s/ Ivan Glasenberg
Name:	Ivan Glasenberg
Title:	Chief Executive Officer